Corporate Capital Trust II - T  N-2

Exhibit 2(a)

CERTIFICATE OF TRUST

OF

CORPORATE CAPITAL TRUST II - T

This Certificate of Trust Corporate Capital Trust II - T (the “Trust”) is being duly executed and filed by the undersigned, to form a statutory trust under the Delaware Statutory Trust Act (12 Del.C. sec. 3801 et seq.)

1.	The name of the statutory trust formed by this Certificate of Trust is Corporate Capital Trust II - T.
2.	The name and business address of the Delaware Trustee in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
3.	This Certificate of Trust shall be effective as of the date of filing by the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned, being the Trustee of the Trust, has executed this Certificate of Trust as of Corporate Capital Trust II - T.

TRUSTEE:

By:	/s/ Thomas K. Sittema
Thomas K. Sittema

The Corporation Trust Company, not in its individual capacity but solely as Delaware trustee

By:	/s/ Jennifer A. Schwartz
Jennifer A. Schwartz
Assistant Vice President